EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A common stock, par value $0.00001 per share, of Emdeon Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 10, 2011.

HELLMAN & FRIEDMAN LLC
By:	/s/ Philip U. Hammarskjold
Name:	Philip U. Hammarskjold
Title:	Managing Director

HELLMAN & FRIEDMAN INVESTORS VI, L.P. By: HELLMAN & FRIEDMAN LLC, its general partner
By:	/s/ Philip U. Hammarskjold
Name:	Philip U. Hammarskjold
Title:	Managing Director

HFCP VI DOMESTIC AIV, L.P. By: HELLMAN & FRIEDMAN INVESTORS VI, L.P., its general partner By: HELLMAN & FRIEDMAN LLC, its general partner

By:	/s/ Philip U. Hammarskjold
Name:	Philip U. Hammarskjold
Title:	Managing Director

H&F HARRINGTON AIV II, L.P. By: HELLMAN & FRIEDMAN INVESTORS VI, L.P., its general partner By: HELLMAN & FRIEDMAN LLC, its general partner
By:	/s/ Philip U. Hammarskjold
Name:	Philip U. Hammarskjold
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P. By: HELLMAN & FRIEDMAN INVESTORS VI, L.P., its general partner By: HELLMAN & FRIEDMAN LLC, its general partner
By:	/s/ Philip U. Hammarskjold
Name:	Philip U. Hammarskjold
Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P. By: HELLMAN & FRIEDMAN INVESTORS VI, L.P., its general partner By: HELLMAN & FRIEDMAN LLC, its general partner

By:	/s/ Philip U. Hammarskjold
Name:	Philip U. Hammarskjold
Title:	Managing Director

1-2